WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

QUANTUM SOLAR POWER CORP.

A NEVADA CORPORATION

The undersigned Director, being all the Directors of QUANTUM SOLAR POWER CORP., a Nevada PersonNamecorporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Addition and Election of New Directors

RESOLVED, that the number of directors of the Corporation remain at two directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the PersonNamecorporate bylaws; and be it

RESOLVED FURTHER, that the following individual be appointed members of the board to fill the new positions:

Daryl J. Ehrmantraut

Dated as of the 4th day of January 2010.

The undersigned, being all the Directors of QUANTUM SOLAR POWER CORP., waives the required notice of meeting and consents to all actions taken hereby. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

/s/ Desmond Ross

___________________

Desmond Ross

President

/s/ Graham Hughes

_____________________

Graham Hughes

Secretary, Treasurer